                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in the Registration Statement of Starwood Hotels & Resorts (formerly Starwood Lodging Trust) and Starwood Hotels and Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation) on Form S-3 being filed under the Securities Act of 1933, as amended, of our report dated February 21, 1997 appearing in the Annual Report on Form 10-K, as amended, of Starwood Lodging Trust and Starwood Lodging Corporation (collectively, the "Company") for each of the two years ended December 31, 1996, of our report dated February 6, 1997 on the financial statements for Westport Holdings, L.L.C. for the year ended January 2, 1997, appearing in the Company's Joint Current Report on Form 8-K dated February 14, 1997, as amended, and of our report dated August 29, 1997 (except for Note 9 for which the date is September 10, 1997) on our audit of the financial statements of The Flatley Hotels for the year ended December 31, 1996, appearing in the Company's Current Report on Form 8-K dated September 10, 1997, as amended. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 9, 1998